INTEGRAMED AMERICA, INC.







                      WARRANT FOR THE PURCHASE OF SHARES OF
                    COMMON STOCK OF INTEGRAMED AMERICA, INC.


No. 3                                                        Warrant to Purchase
Void after January 23, 2002                                         9,119 Shares


             THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
             SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE
             SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD
             EXCEPT IN COMPLIANCE THEREWITH.

         FOR VALUE RECEIVED, INTEGRAMED AMERICA, INC., a
Delaware corporation (the "Company"), hereby certifies that The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., its successor or permitted assigns
(the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, a number of fully paid and non-assessable shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), equal to the Warrant Shares (as hereinafter defined) at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of Warrant Shares to be received upon the exercise of this Warrant is subject to adjustment from time to time as hereinafter set forth.

           1. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

         "Duly Endorsed" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

         "Exercise Price" means $.01 per Warrant Share.

         "Expiration Date" means the fourth anniversary of the date hereof at 5:00 p.m. New York City time.

         "Investment Agreement" means the Investment Agreement dated as of January 23, 1998 among the Company and the Shareholders listed on the signature pages thereto, providing for the purchase and issuance of the Shares and this Warrant.

         "Person" means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Principal Holder" means the original Holder of this Warrant on the date of issue, or if such original Holder so elects, any transferee of all or any portion of this Warrant whom such original Holder shall have designated by written notice to the Company as the successor Principal Holder. Any successor Principal Holder designated pursuant to the immediately preceding sentence shall also have the right upon any subsequent transfer to designate a successor Principal Holder in the manner described above.

         "Shareholders" means the Shareholders listed on the signature pages to the Investment Agreement.

         "Shares" means the shares of Common Stock purchased by the Shareholders pursuant to the Investment Agreement.

         "Warrant Shares" means the 9,119 shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

          (b) Capitalized terms used but not defined herein shall have the meanings given them in the Investment Agreement.

           2.   Exercise of Warrant.

          (a) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto. No earlier than ten days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

          (b) The Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

          (c) If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

          (d) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph 5 below.

           3. Restrictive Legend. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend is required pursuant to the Investment Agreement.

           4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in the Investment Agreement.

           5. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share at the date of such exercise. For the purpose of any computation under this paragraph 5, on any determination date the Current Market Price Per Common Share shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date. "Daily Price" means (A) the last reported sale price on such day if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market; or (B) if the shares of such class of Common Stock then are not so listed or admitted to unlisted trading privileges but is traded on the Nasdaq Small Cap Market, the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., on the last business day prior to the determination date. If on any determination date the shares of such class of Common Stock are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors. If the Principal Holder shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Principal Holder. For purposes of any computation under this paragraph 5, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

           6. Exchange, Transfer or Assignment of Warrant.

          (a) This Warrant Certificate and all rights hereunder are not transferable by the registered holder hereof except to any Person who, prior to such transfer, agrees in writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of the Investment Agreement in accordance with the provisions thereof. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

          (b) The Holder of this Warrant shall be entitled, without obtaining the consent of the Company to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

           7. Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

           8. Anti-dilution Provisions. In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause 8(a)(iii) or 8(a)(iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. An adjustment made pursuant to this Section 8(a) shall become effective immediately after such record date in the case of a dividend or a distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

           9.  Consolidation,  Merger,  or  Sale  of  Assets.  In  case  of  any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph 9, the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph 9 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

          10. Notices. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder, the Company or the Shareholder Representative, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

         If to the Company:

                  IntegraMed America, Inc.
                  One Manhattanville Road
                  Purchase, New York 10577
                  Telecopy: (914) 253-8008
                  Attention: Gerardo Canet

         If to the Holder:

                  Morgan Stanley Venture Partners
                  1221 Avenue of the Americas
                  New York, New York 10020
                  Telecopy: (212) 762-8424
                  Attention:  M. Fazle Husain

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

          11. Rights of the Holder. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

          12. GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH
SUCH LAWS.

          13. Amendments; Waivers. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         IN  WITNESS   WHEREOF,   the  Company  has  duly  caused  this  Warrant
Certificate to be signed by its duly authorized officer and to be dated as of January 23, 1998.

                                     INTEGRAMED AMERICA, INC.



                                     By:    /s/ Dwight Ryan
                                           -------------------------------
                                           Name:     Dwight Ryan
                                           Title:   Chief Financial Officer


Acknowledged and Agreed:

THE MORGAN STANLEY VENTURE
   PARTNERS ENTREPRENEUR FUND, L.P.

      By: Morgan Stanley Venture Partners III, L.L.C.
              its General Partner
      By: Morgan Stanley Venture Capital III, Inc.,
              its Institutional Managing Member

      By:   /s/ M. Fazle Husain
          --------------------------------
          Name: M. Fazle Husain
          Title:  General Partner

                             WARRANT EXERCISE NOTICE

                (To be delivered prior to exercise of the Warrant
             by execution of the Warrant Exercise Subscription Form)


To:      IntegraMed America, Inc.

         The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $.01 per share, of IntegraMed America, Inc. The undersigned intends to exercise the Warrant to purchase ___________ shares (the "Shares") at $.01 per Share (the Exercise Price currently in effect pursuant to the Warrant). The undersigned intends to pay the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below.

Date: __________________________



                                   ---------------------------------------------
                                   (Signature of Owner)


                                   ---------------------------------------------
                                   (Street Address)


                                   ---------------------------------------------
                                   (City)   (State)


Payment:     $ ____________  cash

             $ ____________  check

                       WARRANT EXERCISE SUBSCRIPTION FORM

                (To be executed only upon exercise of the Warrant
                    after deliver of Warrant Exercise Notice)


To:      IntegraMed America, Inc.

         The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares (the "Shares") of Common Stock, par value $.01 per share, of IntegraMed America, Inc. (the "Company") at $.01 per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $___________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date:  ____________________________

                                       -----------------------------------------
                                       (Signature of Owner)


                                       -----------------------------------------
                                       (Street Address)


                                       -----------------------------------------
                                       (City)   (State)

Securities and/or check to be issued to: _______________________________________

Please insert social security or identifying number:____________________________

Name: __________________________________________________________________________

Street Address: ________________________________________________________________

City, State and Zip Code: ______________________________________________________


Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number: ___________________________

Name: __________________________________________________________________________

Street Address: ________________________________________________________________

City, State and Zip Code: ______________________________________________________

                             WARRANT ASSIGNMENT FORM



                                                    Dated ___________ ___, _____


         FOR VALUE RECEIVED, _______________________ hereby sells,

 assigns and transfers unto_____________________________(the "Assignee"), (please type or print in block letters)


                                        (insert address)

its right to purchase up to shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.



                                    Signature: